Exhibit 99.1

Quantum Materials Corp Announces

Capability to Mass Produce High Performance, Low Cost Perovskite

Quantum Dots - Paving the way for Next Generation Solar and Display

Applications Incorporating PQD Materials

Low Cost, Next-Generation Perovskite Quantum Dots with High Performance & Reliability Now Possible

San Marcos, TX – September 18, 2018 — Leading American cadmium-free quantum dot manufacturer Quantum Materials Corp (OTC:QTMM) today announced it has developed a continuous flow manufacturing process to produce stable, low cost, high purity perovskite quantum dots (PQDs).

Perovskite quantum dots are leading a breakthrough in materials technology, but the commercialization of these materials has been hampered due to inabilities to produce large volumes of these materials at low cost points while still achieving long term reliability. Quantum Materials Corp has developed a high volume production process that produces extremely high purity PQDs with significantly improved stability.

PQDs have many unique properties that make them an ideal material for utilization in applications such as next generation solar cells and displays. For instance, in solar cells perovskites have demonstrated conversion efficiencies of 22.7% which is higher than today’s best dye-sensitized or thin-film technologies (CiGS, CdTe) and can also extend efficiency (up to 1.3x) of silicon PVs when coated as an absorption enhancement layer. High purity PQDs hold the promise to achieve high conversion efficiencies while also solving many of the reliability and stability challenges.

As a phosphor replacement in flat panel displays, PQDs have the potential to provide industry best color gamut picture qualities due to their extremely narrow emission wavelength profile. For comparison, todays industry leading low cadmium or cadmium free QLED displays can only deliver roughly an 80% Rec 2020 coverage while PQDs have the ability to deliver roughly a 98% Rec 2020 coverage (with properties that include: PLQY>95%, FWHM <25 nm and adjustable peak position).

“With our continuous flow process technology QMC can produce high purity PQD’s at a fraction of the cost of the high purity silicon used in silicon solar cells and with solution processing these materials are compatible with monomers for easy implementation utilizing roll-to-roll coating technologies” stated Toshi Ando, Director of Business Development for Quantum Materials Corp.

QMC is the first to adapt a mature mass-production technology to perovskite quantum dot production. With nearly a decade of continuous flow quantum dot development experience, QMC is uniquely positioned to respond to the emerging market for high purity uniform quantum dots and nanoparticles. “It was not surprising to us that through our patented flow process we have been able to enhance the reliability and stability of perovskite quantum dots. In addition to high volume and low production cost the QMC flow process consistently accelerates discovery and produces extraordinary results. As we are approaching the final stage of bringing to market our first commercial level red-green QD infused film component, we see tremendous potential in advancing the performance level of our QD based film components even further with the incorporation of PQD’s to bring the color gamut up to nearly 100% of the new color standard Rec 2020 coverage, which will set a new standard in flat panel display color rendering” stated Quantum Materials CEO, Stephen Squires.

ABOUT QUANTUM MATERIALS CORP.

Quantum Materials Corp (QMC) develops and manufactures quantum dots and nanomaterials for use in display, solar energy and lighting applications through its proprietary high-volume continuous-flow production process. QMC’s volume manufacturing methods enable consistent quality and scalable cost reductions to provide the foundation for technologically superior, energy efficient and environmentally sound displays, the next generation of solid-state lighting and solar photovoltaic power applications. Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable quantum dot solar technology. For more information follow Quantum Materials Corp at www.QMCDOTS.com

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties concerning our business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed by us with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at http://www.sec.gov/ or from our website. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

QUANTUM MATERIALS CORP CONTACTS:

Toshi Ando

Sr. Director of Business Development for Asia/Pacific
510.300.4021
toshi@qmcdots.com

MEDIA:

INVESTOR RELATIONS:

Clay Chase / SD Torrey Hills Capital
858.456.7300
cc@sdthc.com